EXHIBIT 10.86


                     CONSTRUCTION AGREEMENT

     The  Parties to this Construction Agreement, dated  February
10, 1996 (this "Agreement"):

     North China Power Group Company (hereinafter referred to as "Party A"), and Tangshan Panda Heat and Power Co., Ltd. ("Panda") and Tangshan Pan-Western Heat and Power Co., Ltd. referred to as the "Parties." Panda has been appointed agent of Pan-Western to act on behalf of Pan-Western for all matters under this Agreement.

     The Parties have entered into a General Interconnection Agreement dated September 22, 1995 (the "General Interconnection Agreement") and the Sub-Agreements described therein. This Agreement sets forth the terms and conditions to design, construct and maintain the Facilities. This Agreement is subject to and complies with the "Approval Notice on the Transmission System Design Hearing of the Luannan Heat and Power Plant" (Document - Huabeidianshe [1995] No. 65 dated July 13, 1995 issued by North China Electric Power Administration of the Ministry of Electric Power) and "Approval Comments on the Scope of Work of the 110 kV Transmission and Substation System for 2 x 50 MW Units of the Luannan Heat and Power Plant" (Document - Huabeidianshe [1995] No. 75 dated August 24, 1995 issued by Party
A) (collectively the "Approvals"). Copies of such Approvals are attached hereto.

1.   SCOPE OF WORK AND DEFINITIONS

     (a) The "Scope of Work" shall mean all designs, plans, specifications, technical requirements and drawings, and mutually agreeable changes or modifications therein, all as prepared by Party A in consultation with Party B, together with all labor, management, procurement, land use and other permissions and land acquisitions, needed to design, engineer, construct, interconnect, test-run and operate the Facilities capable of transmitting safely and adequately the design capacity of the Power Plants to the Grid. The telemetering equipment used to read meters from remote locations, the wire between the dead end support structure of the Power Plants (the "Dead End Structure") and the main switch Interconnection Point, and the wire between such structure and the first tower outside the fence line of the Power Plants (on Party A's land), shall be Party A's responsibility, within the Scope of Work, The Dead End Structure itself shall not be within the Scope of Work and shall be Party B's responsibility. The Scope of Work shall comply with the Approvals.

     (b) Work (the "Work") shall mean the performance of the Scope of Work and all other obligations of Party A hereunder.

     (c) Party B shall give Party A a written notice of when to proceed with the Work (the "Notice to Proceed with Preliminary Design") at least 18 months prior to the scheduled Interconnection Date of the Facilities. Party A confirms that Party B has delivered to Party A, such information about the Power Plants as Party A requires to prepare the Scope of Work. Party A shall deliver a written report containing the interconnection plan, construction schedule (including timely completion date), technical analysis confirming such completion date and the feasibility of the interconnection plan for Party B's confirmation as soon as possible but in no event more than 6 months after receiving the Notice to Proceed with Preliminary Design from Party B.

     (d) Party A shall design the Facilities so as to ensure an adequate reverse supply of electric energy to the Power Plants necessary for the Test Period as well as the needs of the Power Plants for transmission of their generated electric energy from the Interconnection Point to the Grid.

     (e)   Party  A  shall give Party B at least  30  days  prior
written  notice  that  the  Facilities  are  available   at   the
Interconnection Point.

     (f) In accordance with Article Seven of the General Interconnection Agreement, Party A will provide construction power to Party B at the Power Plants prior to and during construction. Party B shall file relevant applications in accordance with the relevant rules of the Grid for electric energy supply for construction, and bear the relevant costs.

     (g) Unless defined herein, all terms in this Agreement shall have the same meanings as the ones in the General
Interconnection Agreement and Sub-Agreements or any supplemental agreements thereunder.

2.   TOTAL CONSTRUCTION COST, OTHER COSTS

     Party B shall loan to Party A the total construction cost for the Work equal to U.S. dollar equivalent of RMB Yuan 78,218,000 (converted according to the exchange rate on the loan date) as adjusted by the change in the Price Index for Investment determined by the State Planning Commission from December 31, 1994 to the date of issuance of the Notice to Proceed with Preliminary Design (the "Total Construction Cost") pursuant to a separate loan agreement. Unless the Scope of Work changes at the request of Party B or the Total Construction Cost is adversely affected by an event of Force Majeure or a breach by Party B of its obligations under this Agreement or the loan agreement relating hereto, no adjustment of the Total Construction Cost shall be permitted (excluding the index adjustment described above). The Total Construction Cost will cover the cost of all of the Work.

3.   GUARANTEES

3.1 Party A hereby guarantees (the "Party A Guarantees") the following:

      (a) It shall provide adequate reverse supply of electric power to the Power Plants in compliance with voltage requirements so as to satisfy the needs of the general contractor of the Power Plants for test-runs of the Power Plants during power-on and interconnecting, within not more than 17 months from the date on which Party B gives Party A the Notice to Proceed with Preliminary Design.

     (b) It shall complete the Work, including the construction of Facilities so that the Power Plants can transmit continuously and/or intermittently on the Facilities all electric energy that can be generated by the Power Plants and thereby meet the requirements of the interconnecting system within not more than 18 months from the date on which Party B gives Party A the Notice to Proceed with Preliminary Design.

     (c) Design, construction and installation of the Facilities shall be completed with new materials and in a good and workmanlike manner in accordance with the standard for the same category of transmission lines and sub-stations adopted by the Grid on the date of the Notice to Proceed with Preliminary Design.

3.2 Party B guarantees that it will make punctual loans of the Total Construction Cost in accordance with the requirements of the loan agreement relating hereto.

4.   OWNERSHIP, MAINTENANCE AND SERVICES

     (a) Party A shall be solely responsible for (excluding problems caused by Party B or by Force Majeure) and own the Facilities.

     (b) Party A shall perform all operations, maintenance and repair of the Facilities during the term of the General Interconnection Agreement, including the supply, procurement, storage and installation of the usual spare-parts needed in the maintenance of interconnecting systems. Party A shall schedule and perform normal and routine maintenance of the Facilities during the scheduled maintenance of the Power Plants. Party A shall perform all maintenance so as to avoid any interference with the full operation of the Power Plants pursuant to the General Interconnection Agreement and the Sub Agreements.

5.   DAMAGES, OTHER REMEDIES

      (a) In case of a breach of this Agreement, the breaching Party shall be liable for the loss/damage of the other Party. In addition, if Party B breaches this Agreement or the loan agreement relating hereto, Party A shall be entitled to receive appropriate schedule relief required because of the breach by Party B. Party A shall also be entitled to charge Party B for any increased costs in performing the Work resulting from the breach of Party B.

     (b) If Party A fails to meet any Party A Guarantee, Party B may on written notice to Party A, assume responsibility for completing all or any portion of the Work. In this case, Party A shall have a 60 day cure period during which Party A must correct the stated problem. If Party A does not correct such problem and Party B assumes the responsibility for any portion of the Work, Party B shall do so at Party A's expense with payments of expenses by Party B for such Work treated as loans of a portion of the Total Construction Cost to Party A. In the event that such expenses exceed any balance not yet loaned on the Total Construction Cost, Party A shall promptly pay or reimburse Party B for such expenses.

6.   COOPERATION

     Party A acknowledges that payment for the Work shall be made with loans obtained by Party B from international financial entities. Such entities may require that relevant documents be provided by the signatory parties of this Agreement. In order to guarantee the obtaining of the loan, Party A agrees to cooperate with Party B in this respect.

7.   MISCELLANEOUS

      The relevant terms of the General Interconnection Agreement and the Sub Agreements are hereby incorporated into and made a part of this Agreement with this Agreement treated as a "Sub-
Agreement" for such purposes.

      IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this Agreement to be signed by their duly authorized representatives, as of the day and year above written.

Legal Representative of Party A.
North China Power Group Company


By: ___________________________
Name:
Title:

Legal Representative of Party B
Tangshan Panda Heat and Power Co. Ltd.


By: ___________________________
Name:
Title:

Tangshan Pan-Western Heat and Power Co. Ltd.


By: ___________________________
Name:
Title: